As filed with the U.S. Securities and Exchange Commission on January 31, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADS-TEC ENERGY PUBLIC LIMITED COMPANY
(Exact Name of Registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace
Dublin 2, D02 T380, Ireland
+353 1 920 1000
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Michael S. Lee, Esq.	Connor Manning, Esq.
Lynwood E. Reinhardt, Esq.	Arthur Cox LLP
Reed Smith LLP	Ten Earlsfort Terrace
599 Lexington Avenue	Dublin 2, D02 T380
New York, New York 10022	Ireland
(212) 521-5400	Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2024

PRELIMINARY PROSPECTUS

ADS-TEC ENERGY PLC

Up to 3,005,952 Ordinary Shares
Up to 1,339,285 Ordinary Shares Issuable Upon Exercise of Warrants
Warrants to Purchase up to 1,339,285 Ordinary Shares

This prospectus relates to the offer and sale from time to time by Svelland Global Trading Master Fund, or its permitted transferees (“Svelland” or the “selling securityholder”), of (a) up to 3,005,952 of our ordinary shares, nominal value $0.0001 per share (“Ordinary Shares”), which consists of up to (i) 1,666,667 Ordinary Shares, (ii) 714,285 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares at an exercise price of $7.00 per share (the “Six-Month Warrants”) and (iii) 625,000 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares at an exercise price of $8.00 per share (“One-Year Warrants” and together with the Six-Month Warrants, the “Warrants”), and (b) the Warrants, in each case, issued to the selling securityholder pursuant to the Subscription Agreement, defined and described under “Prospectus Summary — Recent Developments — 2023 PIPE.” This prospectus also relates to the issuance by us of up to 1,339,285 Ordinary Shares issuable upon exercise of the Warrants. This prospectus also covers any additional securities that may become issuable by means of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholder may offer or sell the securities. More specific terms of any securities that the selling securityholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

All of the Ordinary Shares and Warrants offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its own account. We will not receive any proceeds from the sale of Ordinary Shares or Warrants by the selling securityholder or the issuance of Ordinary Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of any Warrants for cash. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities described above for resale pursuant to the selling securityholder’s registration rights under the Subscription Agreement. Our registration of the securities covered by this prospectus does not mean that the selling securityholder will issue, offer or sell, as applicable, any of the securities. The selling securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell the securities offered hereby in the section entitled “Plan of Distribution.”

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ADSE.” On January 30, 2024, the closing sale price as reported on Nasdaq of our Ordinary Shares was $7.09 per share. The Warrants offered by this prospectus are not and will not be listed on any national securities exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 10 Earlsfort Terrace Dublin 2, D02 T380, Ireland.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 5 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                           , 2024

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. Neither we, nor the selling securityholder, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholder may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

We will not receive any proceeds from the sale of Ordinary Shares or Warrants to be offered by the selling securityholder pursuant to this prospectus, but we will receive proceeds upon exercise of the Warrants. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of our Ordinary Shares and Warrants pursuant to this prospectus. To the extent required, we and the selling securityholder, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not, and the selling securityholder has not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:

“2023 PIPE” means the subscription for and purchase by the selling securityholder of 1,666,667 Ordinary Shares and the Warrants to purchase up to 1,339,285 Ordinary Shares.

“ADSE” means collectively, ads-tec Energy GmbH, ads-tec Energy, Inc., and ads-tec Energy PLC.

“ADSE GM” means ads-tec Energy GmbH, a wholly-owned subsidiary of ADSE Holdco, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 762810.

“ADSE Holdco” or “Company” means ADS-TEC Energy PLC, an Irish public limited company duly incorporated under the laws of Ireland.

“ADSH” means ads-tec Holding GmbH, based in Nürtingen, Germany and entered in the commercial register of the Stuttgart Local Court under HRB 224527.

“Bosch” means Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13.

“Bosch Acquisition” means ADSE Holdco’s acquisition from Bosch of certain shares of ADSE GM in exchange for the Cash Consideration.

“Business Combination” means the transactions contemplated on December 22, 2021, pursuant to the Business Combination Agreement, in connection with which EUSG ceased to exist and ADSE GM became a wholly-owned subsidiary of ADSE Holdco and the securityholders of ADSE GM and EUSG became securityholders of ADSE Holdco.

“Business Combination Agreement” means the Business Combination Agreement, dated August 10, 2021, by and among EUSG, ADSE Holdco, Merger Sub, Bosch, ADSH and ADSE GM.

“Business Combination Warrants” means collectively, the Public Warrants, the Private Warrants and the Lender Warrants issued in connection with the Business Combination at an exercise price of $11.50 per Ordinary Share.

“Cash Consideration” means €20,000,000, multiplied by the applicable currency exchange rate.

“EBC” means EarlyBirdCapital, Inc.

“EUSG” means European Sustainable Growth Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company.

“EUSG Class A Ordinary Shares” means Class A ordinary shares, par value of $0.0001 per share, in the share capital of EUSG.

“EUSG Private Warrants” means whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued pursuant to (i) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and EUSG Sponsor, (ii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021 by and between EUSG and EBC, and (iii) that certain Private Placement Warrants Purchase Agreement, dated as of January 26, 2021, by and between EUSG and ABN AMRO Securities (USA) LLC.

“EUSG Public Warrants” means the warrants to purchase EUSG Class A Ordinary Shares issued as part of the EUSG units in the IPO.

“EUSG Sponsor” means LRT Capital1 LLC, a Delaware limited liability company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“IPO” means EUSG’s initial public offering of EUSG units, consummated on January 26, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lender Warrants” means the 100,000 Business Combination Warrants that came into existence on the automatic adjustment of the whole redeemable warrants to purchase EUSG Class A Ordinary Shares issued to Jonathan Copplestone upon conversion of an outstanding unsecured convertible promissory note in an aggregate principal amount of $100,000, dated October 30, 2021, between EUSG and Jonathan Copplestone upon consummation of the business combination contemplated in the Business Combination Agreement.

“Merger” means the merger of EUSG with and into Merger Sub, as a result of which the separate corporate existence of EUSG ceased and Merger Sub continued as the surviving company and as a wholly-owned subsidiary of ADSE Holdco, and the security holders of EUSG (other than shareholders of EUSG that elected to redeem their EUSG ordinary shares) became security holders of ADSE Holdco.

“Merger Sub” means EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 and a wholly-owned subsidiary of ADSE Holdco.

“Ordinary Shares” means the ordinary shares, with $0.0001 par value per share, of ADSE Holdco.

“Private Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Private Warrants upon consummation of the Business Combination.

“Public Warrants” means the Business Combination Warrants that came into existence on the automatic adjustment of the EUSG Public Warrants upon consummation of the Business Combination.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share-for-Share Exchange” means the transaction by which ADSH and Bosch transferred as contribution to ADSE Holdco, and ADSE Holdco assumed from ADSH and Bosch, certain shares of ADSE GM in exchange for Ordinary Shares.

“Transactions” means the transactions contemplated by the Business Combination Agreement which, among other things, provides for the Merger, the Bosch Acquisition and the Share-for-Share Exchange.

“Underwriters” means EarlyBirdCapital, Inc. and ABN AMRO Securities (USA) LLC, the underwriters in the IPO.

“Warrants” means warrants to purchase up to 1,339,285 Ordinary Shares at an exercise price of $7.00 per share for 714,285 of the Warrants (the “Six-Month Warrants”) and $8.00 per share for 625,000 of the Warrants (“One-Year Warrants”), which were issued in connection with the 2023 PIPE.

“$”, “US$” and “U.S. dollar” means the United States dollar.

“€”, “EUR” and “Euro” means the Euro.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Forward-Looking Statements.”

Unless otherwise stated or the context otherwise indicates, references to the “Company” or “ADSE Holdco” refer to ads-tec Energy plc and, “we”, “our”, “us”, or “ADSE” refer to ads-tec Energy plc, together with its subsidiaries.

Our Company

We are a supplier of integrated technology platforms (ecosystem platforms) that enable customers to run their EV charging and energy business models on those decentralized platforms. Our ecosystem platforms consist of hardware, software and services and are designed to provide key functions such as flexibility (energy storage with a battery), intelligent energy- and data management, as well as a wide range of related and recurring digital and physical services. We believe that these decentralized ecosystem platforms will play a significant role in the transition to a low carbon economy. These decentralized systems are getting more and more complex as the level of integration increases. Development must follow continuous changes in regulatory requirements and component improvements. Batteries, power inverters and all the software and security involved must be serviceable and maintained over a long period of time. For the leading players in the future energy market such as utilities and operators, the question of which platforms to invest in and run their business on will, in our opinion, be based on the quality and total cost of ownership of such platforms. Our core business is providing and servicing these ecosystem platforms to, ideally, all of the future power companies, in principle, striving to reach a CO2 neutral world. Due to the depth of our experience and capabilities across a wide range of technical disciplines, we have positioned ourselves as partner of choice for customers running their business and serving their end-customers on these platforms. We strive to penetrate three main domains of the decentralized energy market: (1) Ultra-fast Charging on power limited grids; (2) Residential sector coupling; and (3) Commercial & Industrial applications.

Recent Developments

2023 PIPE

On December 22, 2023, we entered into a subscription agreement with Mirabella Financial Services LLP, acting solely in its capacity as alternative investment fund manager of Svelland (the “Subscription Agreement”) for the purchase and sale of an aggregate of 1,666,667 Ordinary Shares for $6.00 per share and warrants to purchase up to 1,339,285 Ordinary Shares. Each of the 714,285 Six-Month Warrants is currently exercisable at an exercise price of $7.00 per Ordinary Share and will expire 6 months from the date of issuance. Each of the 625,000 One-Year Warrants is currently exercisable at an exercise price of $8.00 per Ordinary Share and will expire one year from the date of issuance. The closing of the 2023 PIPE occurred on December 28, 2023.

The Subscription Agreement contains customary registration rights in respect of the securities issued in connection with the 2023 PIPE. Within 60 days following the execution of the Subscription Agreement (the “Filing Deadline”), we are required to file a registration statement to register for resale the Ordinary Shares and Warrants issued in the 2023 PIPE and our Ordinary Shares issuable upon exercise of the Warrants. We have also agreed to use our commercially reasonable efforts to have such registration statement declared effective under the Securities Act as soon as practicable after the filing thereof, but no later than the earlier of (i) the 30th calendar day (or the 60th calendar day if the SEC notifies us that it will review the registration statement) following the applicable Filing Deadline and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (Ireland) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in our securities.

Corporate Information

We were incorporated as an Irish public limited company on July 26, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

We maintain a website at www.ads-tec-energy.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Issuer	ADS-TEC Energy PLC
Issuance of Ordinary Shares
Ordinary Shares offered by us	Up to 1,339,285 Ordinary Shares issuable upon exercise of the Warrants.
Ordinary Shares outstanding prior to exercise of Warrants	As of January 16, 2024, there were an aggregate of 50,584,758 Ordinary Shares outstanding.
The foregoing amount and, unless the context otherwise requires, references throughout this prospectus to the number of Ordinary Shares outstanding is based on 50,584,758 Ordinary Shares outstanding as of January 16, 2024 and excludes:
● the 1,339,285 Ordinary Shares issuable upon exercise of the Warrants;
● the 1,893,729 Ordinary Shares issuable upon exercise of outstanding stock options or settlement of outstanding restricted stock units; and
● the 14,879,153 Ordinary Shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $9.99.
Ordinary Shares outstanding assuming exercise of all offered Warrants	As of January 16, 2024, there were an aggregate of 51,924,043 Ordinary Shares outstanding, assuming exercise of all Warrants.
The number of Ordinary Shares outstanding presented immediately above includes (i) the 50,584,758 Ordinary Shares outstanding as of January 16, 2024 and (ii) the aggregate 1,339,285 Ordinary Shares issuable upon exercise of the Warrants. It does not give effect to the exercise or conversion of any of the Company’s other outstanding securities exercisable for or convertible into Ordinary Shares.
Exercise Price of the Warrants	The exercise price of each Ordinary Share underlying the Six-Month Warrants is $7.00 and the exercise price of each Ordinary Share underlying the One-Year Warrants is $8.00 (see “Description of Securities — Warrants”).
Use of Proceeds	We will receive up to an aggregate of approximately $10.00 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We intend to use such proceeds, if any, to continue to fund the development and operations of the Company and for general corporate purposes, which may include payment of the Company’s suppliers and working capital uses. See “Use of Proceeds.”
Resale of Ordinary Shares and the Warrants
Ordinary Shares that may be offered and sold from time to time by the selling securityholder	Up to 3,005,952 Ordinary Shares, consisting of (i) 1,666,667 Ordinary Shares issued in the 2023 PIPE and (ii) 1,339,285 Ordinary Shares issuable upon exercise of the Warrants.
Warrants offered by the selling securityholder	Warrants to purchase up to 1,339,285 Ordinary Shares.
Use of Proceeds	All of the Ordinary Shares and Warrants offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its own account. We will not receive any of the proceeds from such sales.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our securities could decline and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” and elsewhere in this prospectus that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our ability to maintain the listing of the Ordinary Shares and the Business Combination Warrants on a national securities exchange;

●	changes adversely affecting the businesses in which we are engaged;

●	management of growth;

●	general economic conditions, including changes in the credit, debit, securities, financial or capital markets;

●	the impact of COVID-19 or other adverse public health developments on ADSE’s business and operations;

●	increased costs, disruption of supply, or shortage of materials, could harm our business;

●	our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

●	the result of future financing efforts;

●	product liability lawsuits, civil or damages claims or regulatory proceedings relating to our technology, intellectual property or products;

●	the impact of the military action in Ukraine may affect our current and future operations in the European Union;

●	identified material weaknesses in our internal control over financial reporting, which failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies;

●	changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services;

●	changes to battery energy storage standards or the success of alternative energy storage technologies may negatively impact the battery-energy storage market and thus the demand for our products and services;

●	existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation; and

●	other factors discussed in “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, filed with the SEC on May 11, 2023 and incorporated by reference herein.

These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

USE OF PROCEEDS

All of the Ordinary Shares and Warrants offered by the selling securityholder pursuant to this prospectus and any applicable prospectus supplement will be sold by the selling securityholder for its own account. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of approximately $10.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of the Warrants to continue to fund the development and operations of the Company and for general corporate purposes, which may include payment of the Company’s suppliers and working capital uses. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date. Our board of directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of ADSE Holdco includes a summary of specified provisions of ADSE Holdco’s Memorandum and Articles of Association (“M&A”), and the description also includes a description of the Warrants. This description is qualified by reference to ADSE Holdco’s M&A and form of warrant, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We are a public limited company organized and existing under the laws of Ireland. We were formed on 26 July 2021 as a public limited company under the name ADS-TEC ENERGY PLC. Our affairs are governed by our M&A, the Irish Companies Act and the corporate law of Ireland. Our authorized share capital is (a) US $60,000 divided into (i) 500,000,000 Ordinary Shares, with a nominal value of $0.0001 per share, and (ii) 100,000,000 preferred shares, with a nominal value of $0.0001 per share and (b) €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 per share, which are held by ADSE Holdco as treasury shares.

Ordinary Shares

General. As of January 16, 2024, there were 50,584,758 Ordinary Shares issued and outstanding. In addition, ADSE Holdco holds €25,000 worth of deferred ordinary shares in ADSE Holdco as treasury shares.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the M&A to be in effect.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Business Combination Agreement with respect to the ADSE Holdco securities issued to the ADSE GM Shareholders in the Share-for-Share Exchange, the provisions of the Lock-Up Agreement, and subject to any further restrictions contained in the M&A, any ADSE Holdco shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by ADSE Holdco’s board of directors from time to time.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If ADSE Holdco’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by ADSE Holdco’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of ADSE Holdco. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the M&A and the Irish Companies Act. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Business Combination Warrants

General. As of January 16, 2024, there were an aggregate of 11,662,486 Business Combination Warrants issued and outstanding. Certain “private warrants”, being warrants initially issued by EUSG to EUSG Sponsor and the Underwriters rather than those issued to the public, (i) will not be redeemable by ADSE Holdco, (ii) may be exercised for cash or on a cashless basis at the holder’s option as long as such warrants are held by the initial holders or their affiliates or permitted transferees, and (iii) were subject to a lockup for a period of 30 days from the closing of the Transactions.

Exercisability. Each Business Combination Warrant entitles the registered holder to purchase one Ordinary Share.

Exercise Price. $11.50 per share, subject to adjustment.

The exercise price and number of Ordinary Shares issuable on exercise of the Business Combination Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Business Combination Warrants will not be adjusted for issuances of Ordinary Shares at a price below the Business Combination Warrant exercise price.

Exercise Period. The Business Combination Warrants are exercisable at any time and from time to time until 5:00 p.m., New York City time on December 22, 2026, or earlier upon their redemption.

No Business Combination Warrants will be exercisable for cash unless ADSE Holdco has an effective and current registration statement covering the offer and sale of the Ordinary Shares issuable upon exercise of the Business Combination Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the offer and sale of Ordinary Shares issuable upon exercise of the Business Combination Warrants is not effective within a specified period following the consummation of the Transactions, warrant holders may, until such time as there is an effective registration statement and during any period when ADSE Holdco shall have failed to maintain an effective registration statement, exercise Business Combination Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Business Combination Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the Business Combination Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Business Combination Warrants, multiplied by the difference between the exercise price of the Business Combination Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the trading day prior to the date of exercise.

ADSE Holdco has agreed to use its best efforts to file and have an effective registration statement covering the offer and sale of the Ordinary Shares issuable upon exercise of the Business Combination Warrants, to maintain a current prospectus relating to those Ordinary Shares until the earlier of the date the Business Combination Warrants expire or are redeemed and the date on which all of the Business Combination Warrants have been exercised, and to qualify the resale of such shares under U.S. state blue sky laws, to the extent an exemption is not available. However, there is no assurance that ADSE Holdco will be able to do so and, if ADSE Holdco does not maintain a current prospectus relating to the offer and sale of the Ordinary Shares issuable upon exercise of the Business Combination Warrants, holders will be unable to exercise their Business Combination Warrants for cash and ADSE Holdco will not be required to net cash settle or cash settle the Business Combination Warrant exercise.

Redemption of Business Combination Warrants. ADSE Holdco may call the Business Combination Warrants for redemption (excluding certain Business Combination Warrants initially issued to EUSG’s initial shareholders, so long as such Business Combination Warrants are held by the EUSG initial shareholders or their respective affiliates and certain permitted transferees), in whole and not in part, at a price of $0.01 per Business Combination Warrant:

●	at any time after the Business Combination Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Business Combination Warrant holder,

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the ADSE Holdco Business Combination Warrants become exercisable and ending three business days prior to the date the notice of redemption was sent to ADSE Holdco Business Combination Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to offer and sale of the Ordinary Shares underlying such Business Combination Warrants.

The right to exercise will be forfeited unless the Business Combination Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Business Combination Warrant will have no further rights except to receive the redemption price for such holder’s Business Combination Warrant upon surrender of such Business Combination Warrant.

The redemption criteria for the Business Combination Warrants have been established at a price which is intended to provide Business Combination Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Business Combination Warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the Business Combination Warrants.

If ADSE Holdco calls the Business Combination Warrants for redemption as described above, ADSE Holdco’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Business Combination Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Business Combination Warrants, multiplied by the difference between the exercise price of the Business Combination Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Business Combination Warrants.

Registered Form. The Business Combination Warrants will be held in registered form pursuant to the Amended and Restated Warrant Agreement among ADSE Holdco, EUSG, and Continental Stock Transfer & Trust Company, as warrant agent. The Amended and Restated Warrant Agreement provides that the terms of the Business Combination Warrants may be amended without the consent of any holder to cure any ambiguity or correct or supplement any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Business Combination Warrants in order to make any change that adversely affects the interests of the registered holders.

Manner of Exercise. The Business Combination Warrants may be exercised upon surrender of the holder’s Business Combination Warrant certificate on or prior to the expiration date at the offices or agency of the warrant agent, with the exercise form on the reverse side of the Business Combination Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to ADSE Holdco or by wire transfer, for the number of Business Combination Warrants being exercised.

Business Combination Warrant holders may elect to be subject to a restriction on the exercise of their Business Combination Warrants such that an electing Business Combination Warrant holders would not be able to exercise their Business Combination Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Ordinary Shares outstanding.

No Rights as a Shareholder. The Business Combination Warrant holders have neither the rights nor the privileges of holders of Ordinary Shares, nor do they have any voting rights until they exercise their Business Combination Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Business Combination Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by holders of Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Business Combination Warrants. If, upon exercise of the Business Combination Warrants, a holder would be entitled to receive a fractional interest in a share, ADSE Holdco will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

Warrants

General. The following description of the Warrants issued in connection with the 2023 PIPE is qualified in its entirety by reference to the full text of the Six-Month Warrant Agreement (“Six-Month Warrant Agreement”) and One-Year Warrant Agreement (“One-Year Warrant Agreement”) by and between the Company and Mirabella Financial Services LLP, dated as of December 28, 2023 (including the form of warrant attached thereto, the “Warrant Agreement”), which is attached to the registration statement of which this prospectus forms a part as Exhibit 4.1.

Exercisability. Each Warrant entitles the registered holder to purchase one Ordinary Share.

Exercise Price. 714,285 of the Warrants are exercisable at an exercise price of $7.00 per Ordinary Share (“Six-Month Warrants”). 625,000 of the Warrants are exercisable at an exercise price of $8.00 per Ordinary Share (“One-Year Warrants”).

Exercise Period. The Six-Month Warrants are exercisable at any time and from time to time until 5:00 p.m., Eastern Time on June 28, 2024. The One-Year Warrants are exercisable at any time and from time to time until 5:00 p.m., Eastern Time on December 28, 2024.

No Rights as a Shareholder. The Warrant holder has neither the rights nor the privileges of holders of Ordinary Shares, nor does it have any voting rights until it exercises its Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, the holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by holders of Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, ADSE Holdco will, upon exercise, pay the holder an amount in cash in lieu of a fractional share.

Transfer Agent, Warrant Agent and Registrar

ADSE Holdco’s transfer agent and warrant agent is Continental Stock Transfer & Trust Company. ADSE Holdco’s registrar is Link Group.

Listing of Securities

Our Ordinary Shares and the Business Combination Warrants are listed on Nasdaq under the symbols “ADSE” and “ADSEW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Ordinary Shares will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Ordinary Shares and/or warrants could be delisted from Nasdaq. A delisting of our Ordinary Shares and warrants will likely affect the liquidity of our Ordinary Shares and warrants and could inhibit or restrict our ability to raise additional financing.

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on Nasdaq or any securities exchange or nationally recognized trading system.

SELLING SECURITYHOLDER

This prospectus and any supplement hereto relate to the possible offer and sale from time to time of up to 3,005,952 Ordinary Shares (including the Ordinary Shares issuable upon exercise of the Warrants) and the Warrants to purchase up to 1,339,285 Ordinary Shares by the selling securityholder. The selling securityholder acquired the securities offered hereby in the 2023 PIPE. See “Prospectus Summary — Recent Developments — 2023 PIPE.”

The selling securityholder may from time to time offer and sell any or all of the Ordinary Shares (including the Ordinary Shares issuable upon exercise of the Warrants) and the Warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholder” in this prospectus, we mean Svelland and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholder’s interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholder. It sets forth the name and address of the selling securityholder, the aggregate number of Ordinary Shares (including the Ordinary Shares issuable upon exercise of the Warrants) and Warrants that the selling securityholder may offer pursuant to this prospectus and the beneficial ownership of the selling securityholder both before and after the offering. We have based percentage ownership on 50,584,758 Ordinary Shares outstanding as of January 16, 2024. In calculating the denominator used to determine percentages of Ordinary Shares owned after the offering described herein is consummated by the selling securityholder, we did not give effect to the exercise of any other outstanding warrants issued by the Company that may be held by the selling securityholder.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A securityholder is also deemed to be, as of any date, the beneficial owner of all securities that such securityholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days of January 16, 2024, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholder will in fact sell any or all of such Ordinary Shares (including the Ordinary Shares issuable upon exercise of the Warrants) or the Warrants. In addition, the selling securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, and without our prior consent, the Ordinary Shares (or the Ordinary Shares issuable upon exercise of the Warrants) or the Warrants (as applicable) in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Relevant information for each additional selling securityholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of a selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Ordinary Shares or Warrants registered on its behalf. The selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The holdings of the selling securityholder are stated as of January 16, 2024.

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to the Offering	Warrants Beneficially Owned Prior to the Offering †#	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered#	Number of Ordinary Shares Being Offered Upon Exercise of Warrants	Ordinary Shares Beneficially Owned After the Ordinary Shares are Sold and After the Ordinary Shares Issuable upon Exercise of the Warrants are Sold		Warrants Beneficially Owned After the Warrants are Sold†
						Shares	Percent	Shares	Percent
Svelland Global Trading Master Fund(1)	3,005,952	1,339,285	1,666,667	1,339,285	1,339,285	—	—	—	—

†	Reflects beneficial ownership of the Warrants acquired in the 2023 PIPE and does not reflect any other outstanding warrants issued by the Company that may be owned by the selling securityholder.

#	The number of Warrants listed represents the number of Ordinary Shares issuable upon exercise of the Warrants.

(1)	Consists of (i) 1,666,667 Ordinary Shares held of record and (ii) 1,339,285 Ordinary Shares issuable upon exercise of a Warrant. The business address for Svelland is Svelland Global Trading Master Fund, c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

TAXATION

References in this “Taxation” section to “Warrants” refer only to the Warrants sold in the 2023 PIPE and not to any of the Company’s other outstanding warrants.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) of the acquisition, ownership and disposition of Ordinary Shares and Warrants. The information set forth in this section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and court decisions, all as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, in a manner that could adversely affect the tax considerations discussed below.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Ordinary Shares or Warrants that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. Holder based on such U.S. Holder’s individual circumstances. In particular, this discussion considers only U.S. Holders that hold Ordinary Shares or Warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the alternative minimum tax, the Medicare tax on net investment income or the U.S. federal income tax consequences to holders that are subject to special rules, including, without limitation:

●	banks or certain other financial institutions or financial services entities;

●	brokers, dealers or traders in securities;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	tax-qualified retirement plans;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that acquired Ordinary Shares or Warrants pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold Ordinary Shares or Warrants, or who will hold Ordinary Shares or Warrants, as part of a straddle, constructive sale, hedging, redemption or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes, or shareholders, partners or members of such S corporations, partnerships or other pass-through entities;

●	persons required to accelerate the recognition of any item of gross income with respect to Ordinary Shares or Warrants as a result of such income being recognized on an applicable financial statement;

●	persons who actually or constructively own 5% (measured by vote or value) or more of Ordinary Shares; and

●	holders that are not U.S. Holders.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as U.S. federal gift or estate tax laws, state, local or non-U.S. tax laws.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Ordinary Shares or Warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Warrants.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of acquiring, owning or disposing Ordinary Shares or Warrants or any other related matter or other matter discussed herein. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

EACH HOLDER OF ORDINARY SHARES OR WARRANTS SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDERS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” if ADSE Holdco makes a distribution of cash or other property to a U.S. Holder of Ordinary Shares, such distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of ADSE Holdco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce (but not below zero) a U.S. Holder’s basis in its Ordinary Shares, and any remaining excess will be treated as gain from the sale or exchange of such Ordinary Shares (see “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares or Warrants” below).

With respect to corporate U.S. Holders, dividends with respect to Ordinary Shares generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, ADSE Holdco dividends generally will be taxed as “qualified dividend income” at preferential long-term capital gains rates if (i) Ordinary Shares are readily tradable on an established securities market in the United States or ADSE Holdco is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (ii) certain holding period and at-risk requirements are met, (iii) ADSE Holdco is not treated as a PFIC in the taxable year in which the dividend is paid or the preceding taxable year, and (iv) certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the preferential rate for any dividends paid with respect to Ordinary Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by ADSE Holdco may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as non-U.S. source income and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares or Warrants

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” upon a sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale, exchange, redemption or other taxable disposition, and (ii) such U.S. Holder’s adjusted tax basis in the Ordinary Shares or Warrants sold.

Capital gain or loss will generally constitute long-term capital gain or loss if a U.S. Holder’s holding period for the Ordinary Shares or Warrants exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be taxable at preferential rates. The deductibility of capital losses is subject to limitations. For purposes of calculating the U.S. foreign tax credit, gain or loss recognized by a U.S. Holder upon the sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants will generally be treated as U.S. source gain or loss. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed in the section below titled “— Passive Foreign Investment Company Status,” a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Warrant on the exercise of a Warrant for cash. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

Cash received in lieu of a fractional Ordinary Share should be treated as a payment in exchange for such fractional Ordinary Share resulting in gain or loss in an amount equal to the difference between the amount of cash received and such U.S. Holder’s tax basis in the fractional Ordinary Share.

Possible Constructive Distributions

A failure to adjust the number of Ordinary Shares for which a Warrant may be exercised or to the exercise price of a Warrant in certain events could be treated as a constructive distribution from ADSE Holdco if the failure to adjust were to be considered to increase the U.S. Holder’s proportionate interest in ADSE Holdco’s assets or earnings and profits. Such constructive distribution generally should be subject to tax as described under “— Distributions on Ordinary Shares” above in the same manner as if the U.S. Holder of the Warrant had received a cash distribution from ADSE Holdco equal to the fair market value of the increase in the interest. The rules governing constructive distributions as a result of failing to make certain adjustments with respect to a Warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences of any such constructive distribution with respect to a Warrant.

Passive Foreign Investment Company Status

A non-U.S. corporation, such as ADSE Holdco, will be classified as a PFIC if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules, or (b) at least 50% of the value of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, and net gains from the disposition of assets which produce passive income. A corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of another corporation if the first-mentioned corporation owns, directly or indirectly, 25% or more (by value) of the stock of the other corporation.

It is uncertain whether ADSE Holdco will be treated as a PFIC for the current taxable year or any future taxable years. This is a factual determination that must be made annually at the close of each taxable year and depends, among other things, upon the composition of ADSE Holdco’s gross income and assets. Additionally, the value of ADSE Holdco’s assets for purposes of the PFIC determination will generally be determined by reference to its market capitalization, which is likely to fluctuate. Accordingly, there can be no assurance that ADSE Holdco will not be a PFIC for the current taxable year or in future taxable years.

If ADSE Holdco is determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. Holder and, in the case of Ordinary Shares, such U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election or a mark-to-market election (each described below) for ADSE Holdco’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) Ordinary Shares, then such U.S. Holder will generally be subject to special and adverse rules with respect to (i) any gain recognized by such U.S. Holder on the sale or other disposition of its Ordinary Shares or Warrants and (ii) any “excess distribution” made to a U.S. Holder (generally, any distributions to a U.S. Holder during a taxable year of such U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such Ordinary Shares). Under these default PFIC rules:

●	a U.S. Holder’s gain or excess distribution will be allocated ratably over such U.S. Holder’s holding period for its Ordinary Shares or Warrants;

●	the amount of gain allocated to such U.S. Holder’s taxable year in which such U.S. Holder recognized the gain or received the excess distribution, or to the period in such U.S. Holder’s holding period before the first day of ADSE Holdco’s taxable year in which it was a PFIC, will be taxed as ordinary income; and

●	the amount of gain allocated to other taxable years (or portions thereof) of such U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest marginal tax rate in effect for that year and applicable to such U.S. Holder, and an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year (or portion thereof) of such U.S. Holder’s holding period.

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the Ordinary Shares (but not the Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of ADSE Holdco’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which ADSE Holdco’s taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from ADSE Holdco. ADSE Holdco has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

Alternatively, if ADSE Holdco is a PFIC and the Ordinary Shares are treated as “marketable stock,” a U.S. Holder may also be to avoid the adverse PFIC tax consequences described above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Ordinary Shares, makes an election to mark such shares to their market value for such taxable year (a “mark-to-market election”). Such U.S. Holder generally will include as ordinary income for each year that ADSE Holdco is treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over such U.S. Holder’s adjusted basis in its Ordinary Shares. Such U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss recognized. Gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which ADSE Holdco is a PFIC will be treated as ordinary income, and any loss will be ordinary to the extent of the net amount of previously included income as a result of the mark-to-market election (and thereafter will be capital loss, the deductibility of which is subject to limitations). Currently, a mark-to-market election may not be made with respect to the Warrants.

The mark-to-market election is available for “marketable stock,” which generally is stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in their particular circumstances.

If ADSE Holdco is a PFIC and, at any time, any subsidiary is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability under the default PFIC rules described above if ADSE Holdco receives a distribution from, or disposes of all or part of ADSE Holdco’s interest in, the lower-tier PFIC or if such U.S. Holders otherwise are deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of such U.S. Holder may be required to file IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the Treasury Regulations or other IRS guidance.

The rules dealing with PFICs are very complex and affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors concerning the application of the PFIC rules to Ordinary Shares or Warrants under their particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. Holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Generally, ADSE Holdco securities would constitute “specified foreign financial assets.” Penalties may apply if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Distributions with respect to Ordinary Shares (including constructive distributions with respect to the Warrants) and proceeds from the sale, exchange, redemption or other taxable disposition of Ordinary Shares or the Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

U.S. backup withholding is not an additional tax. Amounts withheld as U.S. backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules, if the required information is timely furnished to the IRS. Transactions effected through certain brokers or other intermediaries may be subject to U.S. backup withholding, and such brokers or intermediaries may be required by law to do U.S. backup withholding.

U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Anticipated Material Irish Tax Consequences to Non-Irish Holders of ADSE Holdco Securities

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Ordinary Shares and Warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and stamp duty and withholding tax clearances which have been granted by the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns their Ordinary Shares and/or Warrants, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Ordinary Shares and/or Warrants, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Ordinary Shares and Warrants. The summary applies only to Non-Irish Holders who hold their Ordinary Shares and/or Warrants, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Ordinary Shares and/or Warrants by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Ordinary Shares and/or Warrants directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Ordinary Shares and/or Warrants held directly are generally negative when compared with Ordinary Shares and/or Warrants held through DTC. Any Non-Irish Holder contemplating holding their Ordinary Shares and/or Warrants directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Ordinary Shares and/or Warrants.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%. Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Ordinary Shares and/or Warrants, provided that such Ordinary Shares and/or Warrants neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Irish stamp duty may be payable in respect of transfers of Ordinary Shares and Warrants, depending on the manner in which the Ordinary Shares and Warrants are held. ADSE Holdco has entered into arrangements with DTC to allow the Ordinary Shares and Warrants to be settled through the facilities of DTC. As such, the discussion below discusses separately the securityholders who hold their shares through DTC and those who do not.

Ordinary Shares or Warrants Held Through DTC

The Irish Revenue Commissioners have confirmed to ADSE Holdco that transfers of Ordinary Shares and Warrants effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Ordinary Shares or Warrants Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares or Warrants where any party to the transfer holds such Ordinary Shares or Warrants outside of DTC may be subject to Irish stamp duty.

Holders of Ordinary Shares or Warrants wishing to transfer their Ordinary Shares or Warrants into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Ordinary Shares and Warrants held outside of DTC, it is strongly recommended that those securityholders who do not hold their ADSE Holdco securities through DTC (or through a broker who in turn holds such shares through DTC) should arrange for the transfer of their ADSE Holdco securities as into DTC as soon as possible.

Withholding Tax on Dividends (DWT)

Distributions made by ADSE Holdco will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by ADSE Holdco to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, ADSE Holdco is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares is not subject to DWT on distributions received from ADSE Holdco if such holder of Ordinary Shares is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex A to this prospectus);

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance and provided, in all cases noted above (but subject to “Ordinary—Shares Held by U.S. Resident Shareholders” below), ADSE Holdco or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by ADSE Holdco, has received from the holder of such Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by ADSE Holdco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	ADSE Holdco’s transfer agent before the record date for the distribution if its Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by ADSE Holdco). It is strongly recommended that such holders of Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by ADSE Holdco).

Distributions paid in respect of Ordinary Shares that are held outside of DTC and are owned by a resident of the United States will not be subject to DWT if such holder of Ordinary Shares provides a completed IRS Form 6166 or a valid DWT Form to ADSE Holdco’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that holders of Ordinary Shares (which are to be held outside of DTC) who are U.S. residents provide the appropriate completed IRS Form 6166 or DWT Form to ADSE Holdco’s transfer agent as soon as possible after receiving their Ordinary Shares.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by ADSE Holdco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to ADSE Holdco’s transfer agent before the record date for the distribution. It is strongly recommended that such holders of Ordinary Shares complete the appropriate DWT Forms and provide them to their brokers or ADSE Holdco’s transfer agent, as the case may be, as soon as possible after receiving their Ordinary Shares.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons

Holders of Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by ADSE Holdco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution, ADSE Holdco will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after ADSE Holdco delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

ADSE Holdco will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Income Tax on Dividends Paid on Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from ADSE Holdco. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by ADSE Holdco discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Ordinary Shares and Warrants because Ordinary Shares and Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 1,339,285 Ordinary Shares issuable upon the exercise of the Warrants.

We are also registering the possible resale from time to time by the selling securityholder of, as applicable, (a) up to 3,005,952 Ordinary Shares (including 1,339,285 Ordinary Shares issuable upon exercise of the Warrants) and (b) Warrants to purchase 1,339,285 Ordinary Shares. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Ordinary Shares and Warrants offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its own account. We will not receive any proceeds from the sale of the Ordinary Shares (including the Ordinary Shares issuable upon exercise of the Warrants) or the Warrants by the selling securityholder or the issuance of Ordinary Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. See “Use of Proceeds.”

The selling securityholder will pay any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholder covered by this prospectus may be offered and sold from time to time by the selling securityholder. The term “selling securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. The selling securityholder reserves the right to accept and, together with its agent, to reject, any proposed purchase of securities to be made directly or through its agent. The selling securityholder and any of its permitted transferees may sell its securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in the Subscription Agreement between the Company and Mirabella Financial Services LLP, the selling securityholder may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholder;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debt and other obligations;

●	delayed delivery arrangement;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, the selling securityholder may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus or prospectus supplement with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholder will sell all or any of the securities offered by this prospectus. In addition, the selling securityholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the name of the applicable selling securityholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholder.

In connection with distributions of the securities or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholder. The selling securityholder may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholder may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The selling securityholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay or the selling securityholder pays for solicitation of these contracts.

The selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholder in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any broker-dealer or agent regarding the sale of the securities by the selling securityholder. Upon our notification by the selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Pursuant to the Subscription Agreement, we have agreed to indemnify the selling securityholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed pursuant to the Subscription Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective with respect to the selling securityholder until the earliest of the following: (i) the selling securityholder ceases to hold any securities covered by this prospectus, (ii) the date all securities covered by this prospectus held by the selling securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the effective date of this prospectus.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the securities being registered hereby and the offer and sale of the Ordinary Shares (including the Ordinary Shares issuable upon exercise of the Warrants) and the Warrants by the selling securityholder. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC registration fee	$3,114.36
Legal fees and expenses	58,000
Accounting fees and expenses	*
Miscellaneous expenses	300,000
Total	$361,114.36

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

The validity of the Ordinary Shares to be offered by this prospectus, including the Ordinary Shares issuable upon the exercise of Warrants, and certain legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. The validity of the Warrants to be offered by this prospectus and certain legal matters relating to New York have been passed upon by Reed Smith LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ADSE as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at https://adstec-energy.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this prospectus the information we file with or furnish to the SEC, which means that the Company can disclose important information to you by referring you to those documents. The Company hereby incorporates by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●	the Company’s annual report on Form 20-F filed with the SEC on May 11, 2023 (the “Form 20-F”);

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the Company’s reports of foreign private issuer on Form 6-K or Form 6-K/A (each, a “Form 6-K”) furnished to the SEC on March 15, 2022, July 13, 2022, August 25, 2022, September 13, 2022, October 11, 2022, November 15, 2022, December 20, 2022, May 11, 2023, May 24, 2023, July 7, 2023, August 9, 2023, August 25, 2023, October 26, 2023, October 27 2023, December 22, 2023 and December 28, 2023;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

●	the description of the securities contained in our registration statement on Form 8-A filed on December 22, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Form 6-K’s, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus, at no cost to the requester, upon written or oral request to us at the following address: ADS-TEC Energy PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

ANNEX A – LIST OF RELEVANT TERRITORIES FOR THE PURPOSES OF IRISH DIVIDEND WITHHOLDING TAX

List of Relevant Territories:

1.	The Republic of Albania
2.	The Republic of Armenia
3.	Australia
4.	The Republic of Austria
5.	The Kingdom of Bahrain
6.	The Republic of Belarus
7.	Belgium
8.	Bosnia and Herzegovina
9.	The Republic of Botswana
10.	The Republic of Bulgaria
11.	Canada
12.	The Republic of Chile
13.	The People’s Republic of China
14.	The Republic of Croatia
15.	Cyprus
16.	Czech Republic
17.	The Kingdom of Denmark
18.	The Arab Republic of Egypt
19.	The Republic of Estonia
20.	The Federal Democratic Republic of Ethiopia
21.	Finland
22.	France
23.	Georgia
24.	The Federal Republic of Germany
25.	The Republic of Ghana
26.	The Hellenic Republic (Greece)
27.	Hong Kong
28.	The Republic of Hungary
29.	The Republic of Iceland
30.	The Republic of India
31.	The State of Israel
32.	Italy
33.	Japan
34.	The Republic of Kazakhstan
35.	Kenya
36.	The Republic of Korea
37.	Kosovo
38.	The State of Kuwait
39.	The Republic of Latvia
40.	The Republic of Lithuania
41.	The Grand Duchy of Luxembourg
42.	The Republic of Macedonia (now the Republic of North Macedonia)
43.	Malaysia
44.	Malta
45.	The United Mexican States (Mexico)
46.	The Republic of Moldova
47.	Montenegro
48.	The Kingdom of Morocco
49.	The Kingdom of the Netherlands
50.	New Zealand

A-1

51.	The Kingdom of Norway
52.	The Islamic Republic of Pakistan
53.	The Republic of Panama
54.	The Republic of Poland
55.	Portuguese Republic
56.	State of Qatar
57.	Romania
58.	Russian Federation
59.	Kingdom of Saudi Arabia
60.	The Republic of Serbia
61.	The Republic of Singapore
62.	Slovak Republic
63.	The Republic of Slovenia
64.	The Republic of South Africa
65.	Kingdom of Spain
66.	Sweden
67.	Switzerland
68.	Kingdom of Thailand
69.	The Republic of Turkey
70.	United Kingdom
71.	Ukraine
72.	United Arab Emirates
73.	The Republic of Uzbekistan
74.	United States of America
75.	The Socialist Republic of Vietnam
76.	The Republic of Zambia

A-2

PART II
Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Pursuant to ADSE Holdco’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of ADSE Holdco, and each person who is or was serving at the request of ADSE Holdco as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by ADSE Holdco against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of ADSE Holdco or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

ADSE Holdco is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

ADSE Holdco has entered into deeds of indemnity with its directors and ADSE GM executive officers. Given the director indemnification limitations arising under Irish law, ADSE Holdco’s subsidiary, ADSE GM and ADSE GM’s subsidiary, ads-tec Energy, Inc. have also entered into such deeds of indemnity. These agreements, among other things, require ADSE to jointly and severally indemnify ADSE Holdco’s directors and ADSE directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of ADSE directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at ADSE’s request. We believe that these indemnification deeds are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling EUSG pursuant to the foregoing provisions, EUSG has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-3:

Exhibit Index

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of August 10, 2021, by and among European Sustainable Growth Acquisition Corp., ADS-TEC ENERGY PLC, EUSG II Corporation, Bosch Thermotechnik GmbH, ads-tec Holding GmbH and ads-tec Energy GmbH (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-260312)).
3.1	Memorandum and Articles of Association of ADS-TEC ENERGY PLC, incorporated by reference to Exhibit 1.1 to the Registrant’s Shell Company Report on Form 20-F filed with the SEC on December 29, 2021.
4.1	Form of Six-Month Warrant Agreement (including form of warrant), dated as of December 28, 2023, by and between ADS-TEC Energy PLC and Mirabella Financial Services LLP (incorporated by reference to Exhibit 10.2 to the Report on Form 6-K furnished to the SEC on December 28, 2023).
4.2	Form of One-Year Warrant Agreement (including form of warrant), dated as of December 28, 2023, by and between ADS-TEC Energy PLC and Mirabella Financial Services LLP (incorporated by reference to Exhibit 10.3 to the Report on Form 6-K furnished to the SEC on December 28, 2023).
4.3	Form of Subscription Agreement, dated as of December 22, 2023, by and between ADS-TEC Energy PLC and Mirabella Financial Services LLP (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K furnished to the SEC on December 28, 2023).
5.1*	Opinion of Arthur Cox LLP.
5.2*	Opinion of Reed Smith LLP.
23.1*	Consent of Arthur Cox LLP (included in Exhibit 5.1 to this Registration Statement).
23.2*	Consent of Reed Smith LLP (included in Exhibit 5.2 to this Registration Statement).
23.3*	Consent of BDO AG Wirtschaftsprüfungsgesellschaft.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 10. Undertakings

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

d.	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nürtingen, Germany on the 31th day of January, 2024.

ADS-TEC ENERGY PLC

By:	/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Chief Executive Officer and Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Speidel and Wolfgang Breme, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas Speidel	Chief Executive Officer and Director	January 31, 2024
Thomas Speidel	(Principal Executive Officer)

/s/ Wolfgang Breme	Chief Financial Officer	January 31, 2024
Wolfgang Breme	(Principal Financial and Accounting Officer)

/s/ Joseph Brancato	Director	January 31, 2024
Joseph Brancato

/s/ Kurt Lauk	Director	January 31, 2024
Kurt Lauk, PhD

/s/ Dr. Sonja Harms	Director	January 31, 2024
Dr. Sonja Harms

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized undersigned representative in the United States of ADS-TEC Energy PLC, has signed this registration statement on the 31th day of January, 2024.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President